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State Street Bank and Trust Company                               Ex. (h)(2)(c)
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between us dated February 14, 2001 and the Administration Agreement between us dated February 28, 2000 ("the Agreements"). Pursuant to the Agreements, State Street Bank and Trust Company ("State Street") serves as the Custodian and the Administrator for the State Street Institutional Investment Trust.

     The purpose of this letter is to provide notice of the creation of two new funds namely, the State Street Institutional Treasury Fund and The State Street Institutional Treasury Plus Fund.

     We request that you act as the Custodian and Administrator under the respective Agreements with respect to the New Funds. As compensation for such services, you shall be entitled to receive from the new Funds the annual fee reflected on the amended fee schedule to the Agreement, which is attached hereto. By your signature below, you agree that the existing Exhibit C to the Agreement shall be deleted in its entirety and the attached Exhibit C shall be substituted therefore.

     Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

                                        Very Truly Yours,

                                        State Street Institutional Investment
                                        Trust


                                        By: /s/ Gary L. French
                                            ------------------------------------
                                            Gary L. French, Treasurer


                                        State Street Bank and Trust Company


                                        By: /s/ Joseph L. Hooley
                                            ------------------------------------
                                            Joseph L. Hooley, Executive Vice
                                            President

Date: September 10, 2007